Terry Amisano Ltd.                                                                                                           Amisano Hanson

Kevin Hanson, CA                                                                                                          Chartered Accountants

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the use, in the Form S-8 for Empyrean Communications, Inc., of our report dated April 15, 2003 relating to the December 31, 2002 financial statements of Empyrean Communciations, Inc., which appears in such form.

/s/ Amisano Hanson

Amisano Hanson, Chartered Accountants

Vancouver, BC, Canada
October 10, 2003

750 West Pender Street, Suite 604 Telephone: 604-689-0188
Vancouver Canada Facsimile: 604-689-9773
V6C 2T7 E-MAIL: amishan@telus.net